Corporate Working Capital Loan Agreement
(Version, 2021) Xinjiang Tianshan Rural Commercial Bank Co., Ltd XINJIANG TIANSHAN RURA L COMMERCIAL BANK CO.,LTD

Article 2 8 Parties to the Contract

28.1 The Lender

name	Xinjiang Tianshan Rural Commercial Bank Co., Ltd. [Tianshan District Sub-branch]
Document Type	business license	ID Number	[*]
Legal representative/ Person in charge	Guo-liang Yang	Business contact person	Liang Limin
address	251 xinhua south Road
postal code	830000	contact number	[*]
fax NO	/	Other contact methods	1

28.2 The Borrower

Borrower name	Xinjiang Hemu Family Trading Co., Ltd
Document Type	business license	ID Number	[*]
Legal representativ e/Person in	Bao-lin wang	Authorized agent
charge address	Xinjiang Chuangbo, No.100, Guangyuan Road, Shuimogou District, Urumqi City, Xinjiang Building B9, Zhigu Industrial Park
postalcode	830000	contact number	[*]
fax NO	/	Email	/

28.3 The Guarantor

Name of mortgagor	1
/
/
Name of the pledgee	/
1
1
Li Gang, Xiong Ying, Jiang Wei, Pan Aifen
Name of guarantor
/

Article 29, loan details

Loan types	Working capital loan for the enterprise
value of loan	the capital form of a Chinese numeral	RMB [Three million] yuan only

	the ordinary form of a Chinese numeral	RMB [3000000] yuan only

The loan term	A total of [12] month	Since [December 19,2023] Until [18 December 2024]
The purpose of the loan	[Rent paid]
	Interest calculation method	The loan interest is calculated using simple interest.
The loan interest rate	The type of interest rate	[Fixed rate] (Fixed rate / floating rate). If the floating rate, the interest rate adjustment period is [] (Immediately adjusted / monthly / quarterly / semi-year / year),
The execution interest rate.

The loan market quotation rate (LPR) issued by the People’s Bank of China is the pricing benchmark [plus 205 basis points], and the current LPR is in the same period

The annual interest rate is [3.45%], that is, the executive annual interest rate is [5.5%]

Article 30, The repayment method

30.1  The borrower and the lender agree to repay the principal and interest according to the following method specified in [30.1.2]:

30.1.1  Lump-sum repayment method: Repayment of the principal and interest is made in a single payment upon maturity.

30.1.2  Interest is accrued monthly (or quarterly/annually), with repayment of the principal upon maturity.

30.1.3  Interest is accrued monthly (or quarterly/annually), with repayment of the principal in [number] installments. The specific repayment schedule and amounts are as follows: [details].

order number	Repayment time	amount of principal to be repaid.
1	/	/
2	/	/
3	/	/
4	/	/
5	YTD	10,000 yuan

30.1.4  [/] (average principal / average principal) repayment, and the first repayment amount is [/] Yuan the average monthly repayment amount is [/] yuan, the specific repayment details are attached to the list.

30.30.1.5 Other repayment methods: [/].

30.2  The borrower designates the following account for loan disbursement, fund collection, and repayment:

30.2.1 Loan disbursement account:

Account name: [*]

Account number: [*]

Opening Bank: [Tianshan District Sub-branch] line number:[]

30.2.2 Return of capital to the first account (project capital corresponding to the loan ratio of the lender []; through [%] of camp or rental revenue deposited into the account); Account name: [*]

Account number: [*]

Opening Bank: [Tianshan District Sub-branch] line number:[]

30.2.3 Repayment account:

Account name: [*]

Account number: [*]

Opening Bank: [Tianshan District Sub-branch] line number:[]

Article 3 1 Loan guarantee

The guarantor provides guarantee for the loan under this contract, and the guarantee content shall be subject to the provisions of the guarantee contract.

Article 32 Other agreed matters: []

Article 33. This contract has 【】 originals, with each party including the borrower, lender, guarantor, notary office, and/or collateral registration authority holding one copy, all of which have the same legal effect.

Article 34 Contract Number

The contract number of this contract is: 【2023 Loan Letter No. [*]

】.

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Statement: The lender has provided the borrower, mortgagor, pledgor, and/or guarantor with relevant terms (especially those in bold), and has explained the concepts, content, and legal effects of the relevant terms. I hereby acknowledge that I have read and understood the above terms, and confirm that there are no misunderstandings or doubts regarding this contract. The borrower, mortgagor, pledgor, and/or guarantor shall sign in the corresponding signature column accordingly.

Mortgagor and Legal Representative/Person in Charge/ Authorized Agent (Signature): Signing Date:

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Pledgor Signature
Pledgor and Legal Representative/Person in Charge/ Authorized Agent (Signature): Date of signing: Date of signingsun

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